UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”) was held on February 13, 2017.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on January 3, 2017.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Agreement and Plan of Merger, by and among Salem Five Bancorp, Bright Star, Inc. and Georgetown Bancorp, Inc.

The stockholders approved the Agreement and Plan of Merger, dated as of October 5, 2016, by and among Salem Five Bancorp, Bright Star, Inc. and Georgetown Bancorp, Inc., pursuant to which Bright Star, Inc. will merge with and into Georgetown Bancorp, Inc., as well as the merger, as follows:

For	1,413,682
Against	39,090
Abstain	1,213
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	1,188,409
Against	257,243
Abstain	8,333
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient voted present at the special meeting in person or by proxy to approve the Agreement and Plan of Merger and the merger, as follows:

For	1,405,244
Against	40,011
Abstain	8,730
Broker non-votes	0

Item 9.01.Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: February 13, 2017	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer